UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 24, 2014 (April 21, 2014)

INLAND REAL ESTATE INCOME TRUST, INC.
(Exact Name of Registrant as Specified in its Charter)

Maryland (State or Other Jurisdiction of Incorporation)	000-55146 (Commission File Number)	45-3079597 (IRS Employer Identification No.)
2901 Butterfield Road Oak Brook, Illinois 60523 (Address of Principal Executive Offices)
(630) 218-8000 (Registrant’s Telephone Number, Including Area Code)
N/A (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01. Entry into a Material Definitive Agreement.

On April 21, 2014, Inland Real Estate Income Trust, Inc. (referred to herein as “us,” “we,” “our” or the “Company”) entered into an agreement to acquire a fee simple interest in a 126,288 square foot retail center known as MidTowne Shopping Center, located in Little Rock, Arkansas. The property is located across the street from the Park Avenue Shopping Center which we acquired on February 21, 2014. Our Business Manager entered into a purchase agreement to acquire a fee simple interest in the property from IMI MRLR LLC and IMI MTLR II LLC, both unaffiliated third parties, for approximately $41.45 million in cash, plus closing costs. On April 21, 2014, our Business Manager assigned this purchase agreement to us for $500,000, which is the amount of the deposit made by our Business Manager under the purchase agreement. In addition, we deposited $500,000 with the escrow agent as described in the purchase agreement, as amended. The purchase agreement as amended requires that closing occur by April 28, 2014, provided, however, that we may extend the closing date for 15 additional days until May 13, 2014 (the “Extension Option”). If we elect to exercise the Extension Option, we must provide written notice to the sellers by April 25, 2014 and deposit the non-refundable sum of an additional $1.0 million to the escrow agent as described in the purchase agreement, as amended. We do not believe closing costs will exceed $210,000. If we acquire the property, we expect to fund 100% of the purchase price with proceeds from our offering and we will pay our business manager an acquisition fee equal to 1.5% of the contract purchase price, or $621,750.

Among the items we are considering in determining to pursue acquiring MidTowne Shopping Center include, but are not limited to, the following:

•	The property is located nearby the University of Arkansas Little Rock, the University of Arkansas for Medical Sciences, the St. Vincent Medical Center and numerous other medical facilities.
•	The property is 95.6% occupied.
•	We believe the property is well situated in Little Rock, Arkansas. Within a three mile radius of the property the current population is over 73,000, with an average household income of approximately $63,000 per year.
•	MidTowne Shopping Center is located at the corner of University Avenue and Markham Street, a major intersection in the area.
•	MidTowne Shopping Center is also located across the street from the Park Avenue Shopping Center which we acquired on February 21, 2014. We expect the close proximity of the two shopping centers will create cost synergies for our Property Managers.
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As of the date of this report, MidTowne Shopping Center was 95.6% occupied and leased to 22 tenants. The weighted-average remaining lease term for the tenants occupying the property is approximately 5 years. There is one tenant occupying greater than 10% of the total gross leasable area of the property.

The Container Store, a national specialty retail store, leases 23,565 square feet, or approximately 18.7% of the total gross leasable area of the property, and pays annual rent in an amount based on their gross sales. The Container Store’s lease expires in February 2019, and there are three 5-year renewal options, which may be exercised at the option of The Container Store as set forth in the lease. The other tenants leasing at least 10,000 square feet are Pottery Barn (11,000 square feet) and Ulta Salon, Cosmetics & Fragrance, Inc. (10,434 square feet).

The following table lists, on an aggregate basis, all of the scheduled lease expirations over each of the years ending December 31, 2014 through 2023, and the approximate rentable square feet represented by the applicable lease expirations, at the property.

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($) (1)	% of Total Annual Base Rental Income Represented by Expiring Leases (1)

2014	1	1,600	345,600	15.7%
2015	-	-	-	-
2016	7	21,487	616,223	28.5%
2017	5	21,353	594,472	38.2%
2018	1	6,968	245,274	24.6%
2019	3	41,065	-	-
2020	1	2,893	131,580	17.3%
2021	1	3,500	87,500	13.9%
2022	1	10,434	239,982	44.5%
2023	1	8,478	212,500	70.9%

(1) Total annual base rental income is not included for the 41,065 square feet leased to The Container Store, Pottery Barn and Williams Sonoma expiring in 2019 due to annual rent is based on tenant gross sales.

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The table below sets forth certain historical information with respect to the occupancy rate at the property for each of the last five years, expressed as a percentage of total gross leasable area, and the average effective annual base rent per square foot.

Year Ending December 31	Occupancy Rate as of December 31	Average Effective Annual Rental Per Square Foot
2013	95.6%	$24.26
2012	91.0%	$23.89
2011	83.3%	$24.15
2010	83.3%	$23.79
2009	83.3%	$23.55

We believe that the property is suitable for its intended purpose and adequately covered by insurance. If we decide to acquire the property, we do not intend to make significant renovations or improvements. There are three competitive shopping centers located within approximately three miles of the property.

Real estate taxes assessed for the fiscal year ended December 31, 2013 were approximately $227,500. The amount of real estate taxes assessed was calculated by multiplying the property’s assessed value by a tax rate of approximately 7.01%. We will calculate depreciation expense for federal income tax purposes by using the straight-line method. For federal income tax purposes, we depreciate buildings and land improvements based upon estimated useful lives of 40 and 20 years, respectively.

The information set forth above does not purport to be complete in scope and is qualified in its entirety by the full text of the agreements attached to this Current Report as Exhibits 10.1 and 10.2, which are incorporated into this Item 1.01 by reference.

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Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

10.1	Purchase and Sale Agreement, dated as of March 10, 2014, by and between IMI MTLR LLC, IMI MTLR II LLC and IREIT Business Manager & Advisor, Inc., as amended by the First Amendment to the Purchase and Sale Agreement, dated April 9, 2014, as amended by the Second Amendment to the Purchase and Sale Agreement, dated April 11, 2014, as amended by the Third Amendment to the Purchase and Sale Agreement, dated April 14, 2014, as amended by the Fourth Amendment to the Purchase and Sale Agreement, dated April 15, 2014, as amended by the Fifth Amendment to the Purchase and Sale Agreement, dated April 17, 2014, as amended by the Sixth Amendment to the Purchase and Sale Agreement, dated April 18, 2014

10.2	Assignment and Assumption of Agreement Purchase and Sale Agreement, dated as of April 21, 2014 by IREIT Business Manager & Advisor, Inc. and Inland Real Estate Income Trust, Inc.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INLAND REAL ESTATE INCOME TRUST, INC.

Date:	April 24, 2014	By:	/s/ David Z. Lichterman
		Name:	David Z. Lichterman
		Title	Vice President and Chief Accounting Officer

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EXHIBIT INDEX

Exhibit No.	Description

10.1	Purchase and Sale Agreement, dated as of March 10, 2014, by and between IMI MTLR LLC, IMI MTLR II LLC and IREIT Business Manager & Advisor, Inc., as amended by the First Amendment to the Purchase and Sale Agreement, dated April 9, 2014, as amended by the Second Amendment to the Purchase and Sale Agreement, dated April 11, 2014, as amended by the Third Amendment to the Purchase and Sale Agreement, dated April 14, 2014, as amended by the Fourth Amendment to the Purchase and Sale Agreement, dated April 15, 2014, as amended by the Fifth Amendment to the Purchase and Sale Agreement, dated April 17, 2014, as amended by the Sixth Amendment to the Purchase and Sale Agreement, dated April 18, 2014

10.2	Assignment and Assumption of Agreement Purchase and Sale Agreement, dated as of April 21, 2014 by IREIT Business Manager & Advisor, Inc. and Inland Real Estate Income Trust, Inc.